Exhibit 99.1



Designated Filer:  Spencer Capital Management, LLC
Issuer & Ticker Symbol:  Celebrate Express, Inc.  (BDAY)
Date of Event Requiring Statement:  June 15, 2006



1.    Name: Kenneth H. Shubin Stein, MD, CFA
      Address: 1995 Broadway, Suite 1801
               New York, NY 10023





Date:  June 19, 2006



                               By:   /s/ Kenneth H. Shubin Stein, MD, CFA
                                     -------------------------------------------
                                     Kenneth H. Shubin Stein, MD, CFA